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                                                                   EXHIBIT 11.1

GALAGEN INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                    FOR THE YEAR ENDED DECEMBER 31
                                                --------------------------------------
                                                  1996           1995          1994
                                                --------------------------------------
PRIMARY LOSS PER SHARE:

Average shares outstanding                        6,604,902     1,904,059    1,866,561

SAB No. 83 shares - for stock options granted
  at exercise prices  less than the initial
  public offering price during the 12 months
  preceding the initial public offering using
  the treasury method                                    --       133,042      133,042
                                                ------------  -----------  -----------
Total                                              6,604,902    2,037,101    1,999,603
                                                ------------  -----------  -----------
Net loss applicable to common stockholders      $(14,783,591) $(5,474,038) $(5,394,034)
                                                ------------  -----------  -----------
Net loss per share applicable to common
  stockholders                                        $(2.24)      $(2.69)      $(2.70)
                                                ------------  -----------  -----------


FULLY DILUTED LOSS PER SHARE:

Average shares outstanding                         6,604,902    1,904,059    1,866,561

SAB No. 83 shares - for stock options granted
  at exercise prices less than the initial
  public offering price during the 12 months
  preceding the initial public offering using
  the treasury method                                     --      133,042      133,042

Assumed conversion of all series of convertible
  preferred stock                                         --   2 ,708,048    1,808,370
                                                ------------  -----------  -----------
Total                                              6,604,902    4,745,149    3,807,973
                                                ------------  -----------  -----------
Net loss applicable to common stockholders      $(14,783,591) $(5,474,038) $(5,394,034)
                                                ------------  -----------  -----------
Net loss per share applicable to common
  stockholders                                        $(2.24)      $(1.15)      $(1.42)
                                                ------------  -----------  -----------

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